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Exhibit 10.19

INSTRUMENT PREPARED BY,
KEVIN M. BRANDT, ESQ.
BUCHALTER, NEMER, FIELDS & YOUNGER
601 South Figueroa Street, Suite 2400
Los Angeles, California 90017

RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:
BANK OF AMERICA, N.A.
55 South Lake Avenue
Pasadena, California 91101
Attn: Business Credit
Account Executive

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FINANCING STATEMENT

THIS DOCUMENT TO BE RECORDED BOTH AS
A MORTGAGE AND FIXTURE FILING

THIS DOCUMENT SECURES OBLIGATIONS WHICH CONTAIN
PROVISIONS FOR A VARIABLE RATE OF INTEREST

THIS MORTGAGE SECURES AN INDEBTEDNESS
IN THE AGGREGATE AMOUNT OF $210,000,000
(CONSISTING OF A LOAN AND A GUARANTY)

THE STATE OF ILLINOIS	)
	)	ss.
COUNTY OF COOK	)

    MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT and FIXTURE FINANCING STATEMENT made this 28th day of November, 2001, between 3COM CORPORATION, a Delaware corporation ("Mortgagor") having an office at 5400 Bayfront Plaza, Santa Clara, California 95052, as mortgagor, and BANK OF AMERICA, N.A., as agent, having an office at 55 South Lake Avenue, Pasadena, California 91101, Attn: Business Credit Account Executive, as mortgagee. Initially capitalized terms used but not defined herein shall have the meaning set forth in the Credit Agreement (as such term is defined herein).

WITNESSETH

    WHEREAS, Mortgagor is the owner of the premises described in Exhibit A attached hereto and made a part hereof; and

    NOW, WITNESSETH, that Mortgagor, for the purpose of securing indebtedness in the principal amount of Two Hundred Ten Million Dollars ($210,000,000), including, without limitation, (a) the payment of an indebtedness in the amount of One Hundred Ninety-Five Million Dollars ($195,000,000), to be paid in accordance with the terms and with interest as set forth in those certain "Notes", as defined in the Credit Agreement, as hereinafter defined (hereinafter referred to as the "Notes"), of even date herewith, made by Mortgagor to the order of Lenders, as defined in the Credit Agreement, and all modifications, extensions and/or renewals thereof, and (b) the payment and performance of all indebtedness and obligations of Mortgagor arising under this Mortgage and other documents executed by Mortgagor in connection herewith and (c) payment of any money advanced by

Bank of America, N.A., (Bank of America, N.A. and any successor agent appointed pursuant to the Credit Agreement is hereinafter referred to as "Mortgagee") to Mortgagor, or its successors, with interest thereon, evidenced by additional notes (indicating that they are so secured) or by endorsement of the original note, executed by Mortgagor or its successor, and (d) the payment and performance of all indebtedness and obligations of Mortgagor arising under that certain International Guaranty, as defined in the Credit Agreement, and all modifications, extensions and/or renewals thereof, and (e) the payment and performance of all indebtedness and obligations of Mortgagor arising under that certain Credit Agreement of even date herewith to which Lenders, Mortgagor, and Mortgagee are parties (the "Credit Agreement") including, without limitation those contained in Article 12.7 therein, but expressly excluding Bank Products from the secured obligations, and all modifications, extensions and/or renewals thereof, and as, for and in consideration of the further sum of One Dollar ($1.00) into Mortgagor paid by Mortgagee at and before the sealing and delivery hereof, the receipt whereof is hereby acknowledged, Mortgagor has granted, mortgaged, transferred and assigned, and by these presents does grant, mortgage, transfer and assign unto Mortgagee, all its estate, right, title and interest in, to and under any and all of the property located in the City of Mt. Prospect, County of Cook, State of Illinois, and more particularly described in Exhibit A attached hereto and made a part hereof, including all easements, rights, privileges, tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining, and all of the estate, right, title, interest, claim, demand, reversion or remainder whatsoever of Mortgagor therein or thereto, either at law or in equity, in possession or expectancy, now or hereafter acquired, including, without limitation, all and singular the ways, waters, water courses, water rights and powers, liberties, privileges, sewers, pipes, conduits, wires and other facilities furnishing utility or other services to the property (collectively, the "Land");

    TOGETHER with all of the right, title and interest of Mortgagor in and to all buildings, structures and improvements now or hereafter erected on the Land including all plant equipment, apparatus, machinery and fixtures of every kind and nature whatsoever now or hereafter located on or forming part of said buildings, structures and improvements (collectively, the "Improvements"; the Land and Improvements being hereinafter collectively referred to as the "Premises");

    TOGETHER with all of the right, title and interest of Mortgagor in and to the land lying in the bed of any street, road, highway or avenue in front of or adjoining the Premises;

    TOGETHER with, subject to the terms and conditions below, any and all award and awards heretofore made or hereafter to be made by any governmental authorities to the present and all subsequent owners of the Premises which may be made with respect to the Premises as a result of the return of excess taxes paid on the Mortgaged Property (as defined below), the exercise of the right of eminent domain, the alteration of the grade of any street or any other injury to or decrease of value of the Premises, which said award or awards are hereby assigned to Mortgagee and Mortgagee, at its option, is hereby authorized, directed and empowered to collect and receive the proceeds of any such award or awards from the authorities making the same and to give proper receipts and acquittances therefor, and to apply the same as hereinafter provided; and, subject to the terms and conditions below, Mortgagor hereby covenants and agrees to and with Mortgagee, upon request by Mortgagee, to make, execute and deliver, at Mortgagor's expense, any and all assignments and other instruments sufficient for the purpose of assigning the aforesaid award or awards to Mortgagee free, clear and discharged of any and all encumbrances of any kind or nature whatsoever;

    TOGETHER with all goods, equipment, machinery, furniture, furnishings, fixtures, appliances, inventory, building materials, chattels and articles of personal property as more particularly described in that certain Security Agreement of even date herewith, by and between Mortgagor and Mortgagee, as agent for Lenders (other than any of the forgoing personal property which is or at any time has become Hazardous Substances, as defined in the Credit Agreement), including any interest therein, now or at any time hereafter affixed to, attached to, or used in any way in connection with or to be incorporated at any time into the Premises, or placed on any part thereof whether or not attached or incorporated to the premises thereto, together with any and all replacements thereof, appertaining and adapted to the complete and compatible use, enjoyment, occupancy, operation or improvement of the Premises (collectively, the "Chattels");

    TOGETHER with leases of the Premises or the Chattels or any part thereof now or hereafter entered into and all right, title and interest of Mortgagor thereunder, including, without limitation, cash or securities deposited thereunder to secure performance by the lessees of their obligations thereunder (whether such cash or securities are to be held until the expiration of the terms of such leases or applied to one or more of the installments of rent coming due immediately prior to the expiration of such terms) and, subject to the terms and conditions below, all rights to all insurance proceeds and unearned premiums arising from or relating to the Premises and all other rights and easements of Mortgagor now or hereafter existing pertaining to the use and enjoyment of the Premises and all right, title and interest of Mortgagor in and to all declarations of covenants, conditions and restrictions as may affect or otherwise relate to the Premises;

    TOGETHER with all sales agreements, deposit receipts, escrow agreements and other ancillary documents and agreements entered into with respect to the sale to any purchasers of any part of the Premises, and all deposits and other proceeds thereof;

    TOGETHER with all permits, plans, licenses, specifications, subdivision rights, tentative tract maps, final tract maps, security interests, contracts, contract rights or other rights as may affect or otherwise relate to the Premises;

    TOGETHER with all rights of Mortgagor in or to any fund, program or trust monies and any reimbursement therefrom directly or indirectly established, maintained or administered by any governmental authority or any other individual or entity which is designed to or has the effect of providing funds (whether directly or indirectly or as reimbursement) for the repair or replacement of storage tanks (whether above or below ground) located on the Premises or the remediation or cleanup of any spill, leakage or contamination from any such tank or resulting from the ownership, use or maintenance of any such tank or to compensate third parties for any personal injury or property damage;

    TOGETHER with all rents, issues, profits, revenues, income and other benefits to which Mortgagor may now or hereafter be entitled from the Premises or the Chattels (which Premises, titles, interests, awards, Chattels, easements, rents, income, benefits, ways, waters, rights, powers, liberties, privileges, utilities, tenements, hereditaments, appurtenances, reversions, remainders, rents, issues, profits, estate, property, possession, claims and demands, are hereinafter collectively referred to as the "Mortgaged Property");

    TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee, its successors and assigns forever.

ARTICLE I

    And Mortgagor further covenants with Mortgagee as follows:

    SECTION 1.01  Mortgagor has title to an indefeasible fee estate in the Premises subject to no lien, charge, or encumbrance except Permitted Liens and such other liens, charges or encumbrances as may be disclosed as exceptions in any policy of title insurance issued to and accepted by Mortgagee insuring this Mortgage; that it owns the Chattels free and clear of liens and claims except Permitted Liens; that this Mortgage is and will remain a valid and enforceable first and prior lien on the Mortgaged Property subject only to the exceptions referred to above. Until the obligations secured by this Mortgage have been paid or satisfied, Mortgagor will forever preserve, warrant and defend the same unto Mortgagee, and will forever preserve, warrant and defend the validity and priority of the lien hereof against the claims of all persons and parties whomsoever.

    SECTION 1.02  Intentionally Deleted.

    SECTION 1.03  Intentionally Deleted.

    SECTION 1.04  Intentionally Deleted.

    SECTION 1.05  All right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property, hereafter acquired by, or released to, or constructed, assembled or placed by Mortgagor on the Premises, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further grant, conveyance, assignment or other act by Mortgagor, shall become subject to the first and prior lien and security interest of this Mortgage as fully and completely, and with the same effect, as though now owned by Mortgagor and specifically described in the granting clause hereof.

    SECTION 1.06  Mortgagor will pay from time to time when the same shall become due, all lawful claims and demands for payment made by mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property or any part thereof, or on the revenues, rents, issues, income and profits arising therefrom and in general will do or cause to be done everything necessary so that the lien and security interest hereof shall be fully preserved, at the cost of Mortgagor, without expense to Mortgagee.

    SECTION 1.07  In the event of the passage, after the date of this Mortgage, of any law of the State of Illinois deducting from the value of the Mortgaged Property for the purpose of taxing the amount of any lien thereon, or changing in any way the laws now in force for the taxation of mortgages, or debts secured thereby, for state or local purposes, or the manner of operation of any such taxes so as to adversely affect the interest of Mortgagee, then and in such event, Mortgagor shall bear and pay the full amount of such taxes, provided that if for any reason payment by Mortgagor of any such new or additional taxes would be unlawful or if the payment thereof would constitute usury or render the Notes, the Credit Agreement, or the indebtedness secured hereby wholly or partially usurious under any of the terms or provisions of the Notes, the Credit Agreement, or this Mortgage, or otherwise, Mortgagee may, at its option, upon thirty (30) days' written notice to Mortgagor, pay that amount or portion of such taxes as renders the Notes, the Credit Agreement, or the indebtedness secured hereby unlawful or usurious, in which event Mortgagor shall concurrently therewith pay the remaining lawful non-usurious portion or balance of said taxes.

    SECTION 1.08  Except to the extent permitted under the Credit Agreement, Mortgagor will not further encumber, sell, convey or transfer any interest in, or any part of, the Mortgaged Property without the prior written consent of Mortgagee.

    SECTION 1.09  Notwithstanding Section 1.08 to the contrary, Mortgagor shall have the right to enter into leases of the Premises provided such leases are subordinate to this mortgage.

    SECTION 1.10  Mortgagor shall comply (so that such compliance will not cause a Material Adverse Effect on the Mortgaged Property) with all applicable restrictive covenants, zoning and subdivision ordinances and building codes, all health and environmental laws and regulations and all other applicable laws, rules, regulations, requirements, directions, orders and notices of violations issued by any governmental agency, body or officer relating to or affecting the Premises or the business or activity being conducted thereon whether by Mortgagor or by any occupant thereof.

    SECTION 1.11  If Mortgagor shall fail to perform any of the covenants contained herein on its part to be performed, and if such failure shall continue for more than thirty (30) days after written notice to Mortgagor (or if such failure cannot reasonably be cured within thirty (30) days, such longer time as is reasonably needed to effect such cure, provided Mortgagor is diligently attempting to effectuate such cure), Mortgagee may, but shall not be required to, make advances to perform the same, or cause the same to be performed, on Mortgagor's behalf, and all sums so advanced shall bear interest, from and after the date advanced until repaid, at the lower of (i) the maximum rate permitted by law or (ii) the default rate set forth in the Credit Agreement, shall be a lien upon the Mortgaged Property and shall, at Mortgagee's option, be added to the indebtedness secured hereby. Mortgagor will repay within two (2) Business Days after written request by Mortgagee, all sums so advanced on its behalf with interest at the rate herein set forth. This Section 1.11 shall not be construed as preventing any failure by Mortgagor in the observance of any covenant contained in this Mortgage from constituting an Event of Default hereunder.

    SECTION 1.12  Mortgagor will not commit any waste at or with respect to the Mortgaged Property nor will Mortgagor do or fail to do anything which will in any way materially increase the risk of fire or other hazard to the Premises, Improvements or Chattels or to any part thereof.

    SECTION 1.13  Mortgagor will immediately notify Mortgagee of the institution of any proceeding for the condemnation or taking by eminent domain of the Mortgaged Property, or any portion thereof. Mortgagee may participate in any such proceeding and Mortgagor from time to time will deliver to Mortgagee all instruments requested by it to permit such participation. In the event of such condemnation proceedings, or a conveyance in lieu of such taking, subject to the terms and conditions below, the award or compensation payable shall be paid to Mortgagee and thereafter disbursed and applied in accordance with Section 7.6(ii) of the Credit Agreement. Mortgagee shall be under no obligation to question the amount of any such award or compensation and may accept the same in the amount in which the same shall be paid, but shall have no right to bind Mortgagor or to make settlement of Mortgagor's claim. In any such condemnation proceedings the Mortgagee may be represented by counsel selected by Mortgagee. Notwithstanding the foregoing or provisions of the Credit Agreement to the contrary, in the event of any proceeding for the condemnation or taking by eminent domain (or any sale in lieu thereof) of any portion of the Mortgaged Property having a value of less than One Million Dollars ($1,000,000), Mortgagor shall have the sole and exclusive right to control the contest or settlement of such proceedings or claim related thereto. In such event, the entire amount of the proceeds or any taking or sale in lieu thereof shall be paid to Mortgagor. Furthermore, notwithstanding the foregoing, the proceeds of any taking or sale in lieu thereof shall first be made available to Mortgagor to fund restoration of the remaining portion of the Mortgaged Property, but only to the extent that Mortgagee shall receive a first perfected security interest in any such additional items acquired by Mortgagor, before any proceeds are applied to the repayment of the Notes or other Secured Obligations.

    SECTION 1.14  The assignment of rents, income and other benefits (collectively, "rents") contained in the granting clause of this Mortgage shall be fully operative without any further action on the part of Mortgagor or Mortgagee and specifically Mortgagee shall be entitled, at its option, to all rents from the Mortgaged Property whether or not Mortgagee takes possession of the Mortgaged Property. Mortgagor shall at all times direct that all rents from the Mortgaged Property be deposited in the Payment Account established at the Clearing Bank pursuant to a Blocked Account Agreement, and the disposition of such rents governed accordingly. Mortgagor hereby further grants to Mortgagee the right (i) to dispossess by the usual summary proceedings any tenant defaulting in the payment thereof to Mortgagee, (ii) to let the Mortgaged Property or any part thereof, and (iii) to apply the rents, after payment of all necessary charges and expenses, on account of the indebtedness and other sums secured hereby. Such assignment and grant shall continue in effect until the indebtedness and other sums secured hereby are paid, the execution of this Mortgage constituting and evidencing the irrevocable consent of Mortgagor to the entry upon and taking possession of the Mortgaged Property by Mortgagee pursuant to such grant, whether or not sale or foreclosure has been instituted. Neither the exercise of any rights under this Section by Mortgagee nor the application of the rents to the indebtedness and other sums secured hereby, shall cure or waive any Event of Default, or notice of default hereunder or invalidate any act done pursuant hereto, but shall be cumulative of all other rights and remedies.

    The foregoing provisions hereof shall constitute an absolute and present assignment of the rents from the Mortgaged Property, subject, however, to the conditional permission given to Mortgagor to collect and use the rents until the occurrence of an Event of Default at which time such conditional permission shall automatically terminate; and the existence or exercise of such right of Mortgagor shall not operate to subordinate this assignment, in whole or in part, to any subsequent assignment by Mortgagor permitted under the provisions of this Mortgage, and any such subsequent assignment by Mortgagor shall be subject to the rights of Mortgagee hereunder.

    SECTION 1.15  (a) Mortgagor will not (i) execute an assignment of the rents or any part thereof from the Mortgaged Property unless such assignment shall provide that it is subject and subordinate to the assignment contained in this Mortgage, and any additional or subsequent assignment executed pursuant hereto, or (ii) except where the lessee is in default thereunder, terminate or consent to the cancellation or surrender of any lease of the Mortgaged Property (where the annual gross rent equals or exceeds $500,000) or of any part thereof, now existing or hereafter to be made or (iii) modify any such lease (where the annual gross rent equals or exceeds $500,000) or give consent to any assignment or subletting without Mortgagee's prior written consent, or (iv) accept prepayments of any installments of rent or additional rent to become due under such leases (where the annual gross rent equals or exceeds $500,000), except prepayments for a period less than thirty (30) days in advance of the date when due or prepayments in the nature of security for the performance of the lessee's obligations thereunder, or (v) in any other manner materially impair the value of the Mortgaged Property or the security of Mortgagee for the payment of the indebtedness secured hereby.

      (b) Mortgagor will not execute any lease of all or a substantial portion of the Mortgaged Property except for actual occupancy by the lessee thereunder, and will at all times promptly and faithfully perform, or cause to be performed, all of the covenants, conditions and agreements contained in all leases of the Mortgaged Property now or hereafter existing, on the part of the lessor thereunder to be kept and performed. If any such lease provides for the giving by the lessee of certificates with respect to the status of such leases, Mortgagor shall exercise its right to request such certificates within five (5) days of any written request therefor by Mortgagee.

      (c) Mortgagor shall furnish to Mortgagee, within fifteen (15) days after a written request by Mortgagee to do so, a written statement containing the names of all lessees for the Mortgaged Property, the terms of their respective leases, the spaces occupied, the rentals paid and any security therefor.

      (d) Mortgagor shall, from time to time upon written request of Mortgagee, specifically assign to Mortgagee as additional security hereunder, by an instrument in writing in such form as may be reasonably approved by Mortgagee, all right, title and interest of Mortgagor in and to any and all leases now or hereafter on or affecting the Mortgaged Property, subject to the conditional permission hereinabove given to Mortgagor to collect the rentals under any such lease. Mortgagor shall also execute and deliver to Mortgagee any notification, financing statement or other document reasonably required by Mortgagee to perfect the foregoing assignment as to any such lease.

    SECTION 1.16  Each lease of the Mortgaged Property or of any part thereof entered into after the date hereof shall provide that, in the event of the enforcement by Mortgagee of the remedies provided for by law or by this Mortgage, any person succeeding to the interest of Mortgagor as a result of such enforcement shall not be bound by any payment of rent or additional rent for more than one (1) month in advance, provided, however, that nothing herein set forth shall affect or impair the rights of Mortgagee to terminate any one or more of such leases in connection with the exercise of Mortgagee's remedies hereunder.

    SECTION 1.17  Intentionally Deleted.

ARTICLE II

EVENTS OF DEFAULT AND REMEDIES

    SECTION 2.01  An "Event of Default" under the Credit Agreement shall constitute an event of default ("Event of Default") hereunder. As used herein, the term "event of default" or "default", as the context so indicates, means an Event of Default as defined in the immediately preceding sentence of this Section 2.01.

    Upon the occurrence of an Event of Default, and in every such case:

    I. Mortgagee personally, or by its agents or attorneys may enter into and upon all or any part of the Mortgaged Property, and each and every part thereof, and may exclude the party owning the possessory interest in same, its agents and servants wholly therefrom; and having and holding the same, may use, operate, manage and control the Mortgaged Property for any lawful purpose and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers; and upon every such entry, Mortgagee, at the expense of Mortgagor, from time to time, either by purchase, repairs or construction, may maintain and restore the Mortgaged Property, whereof it shall become possessed as aforesaid, may complete the construction of any portion of the Improvements and in the course of such completion may make such reasonable changes in the contemplated Improvements as it may deem necessary; may insure or reinsure the same as provided in the Credit Agreement, and likewise, from time to time, at the expense of Mortgagor, Mortgagee may make all necessary or proper repairs, renewals, replacements, and alterations to the Mortgaged Property or any part thereof and thereon as it may deem advisable; and in every such case Mortgagee shall have the right to manage and operate the Mortgaged Property, possessed as aforesaid, and to carry on the business thereof and exercise all rights and powers of the party owning such property with respect thereto either in the name of such party or otherwise as it shall deem best; and Mortgagee shall be entitled to collect and receive all earnings, revenues, rents, issues, profits and income of the Mortgaged Property and every part thereof; and after deducting the expenses of conducting the business thereof and of all maintenance, repairs, replacements, alterations, additions, betterments and improvements and all payments which may be made for taxes, assessments, insurance, in payment of any prior mortgage and prior or other proper charges upon the Mortgaged Property or any part thereof, as well as just and reasonable compensation of Mortgagee for the services of Mortgagee and for all attorneys, counsel, agents, clerks, servants and other employees by it properly engaged and employed, Mortgagee shall apply the moneys arising as aforesaid in accordance with Section 3.8 of the Credit Agreement.

    II. Mortgagee, with or without entry, personally or by its agents or attorneys, insofar as applicable, may:

      (1) sell the Mortgaged Property to the extent permitted and pursuant to the procedures provided by law, and all estate, right, title and interest, claim and demand therein, and right of redemption thereof, at one or more sales as a single parcel or as more than one parcel, at such time and place, upon such terms, and in such order and after such notice thereof as may be required or permitted by law; or

      (2) institute proceedings for the complete or partial foreclosure of this Mortgage; or

      (3) take such steps to protect and enforce its rights or enforce its remedies, whether by action, suit or proceeding at law or in equity, whether for damages or for the specific performance of any covenant, condition or agreement in the Notes, Credit Agreement or in this Mortgage, or in aid of the execution of any power herein granted or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Mortgagee shall elect; or

      (4) without limitation of the foregoing, as an alternative to the right of foreclosure for the full indebtedness evidenced by the Notes and the Credit Agreement and any other Mortgagor's liabilities, after acceleration thereof, Mortgagee shall have the right to institute partial foreclosure proceedings with respect to the portion of Mortgagor's liabilities so in default, as if under a full foreclosure, and without declaring all of Mortgagor's liabilities to be immediately due and payable (such proceedings being referred to herein as "partial foreclosure"), and provided that, if Mortgagee has not elected to accelerate all of Mortgagor's liabilities and a foreclosure sale is made because of default in payment of only a part of Mortgagor's liabilities, such sale may be made subject to the continuing lien of this Mortgage for the unmatured part of Mortgagor's liabilities. Any sale pursuant to a partial foreclosure, if so made, shall not in any manner affect the unmatured portion of Mortgagor's liabilities, but as to such unmatured portion, this Mortgage and the lien thereof shall remain in full force and effect just as though no foreclosure sale had been made. Notwithstanding the filing of any partial foreclosure or entry of a decree of sale therein, Mortgagee may elect, at any time prior to a foreclosure sale pursuant to such decree, to discontinue such partial foreclosure and to accelerate Mortgagor's liabilities by reason of any Event of Default upon which such partial foreclosure was predicated or by reason of any other defaults, and proceed with full foreclosure proceedings. Mortgagee may proceed with one or more partial foreclosures without exhausting its right to proceed with a full or partial foreclosure sale for any unmatured portion of Mortgagor's liabilities, it being the purpose to permit, from time to time a partial foreclosure sale for any unmatured portion of Mortgagor's liabilities without exhausting the power to foreclose and to sell the Mortgaged Property pursuant to any partial foreclosure in respect of any other portion of Mortgagor's liabilities, whether matured at the time or subsequently maturing, and without exhausting at any time the right of acceleration and the right to proceed with a full foreclosure.

    III. On and after the occurrence of an Event of Default, Mortgagor shall pay all rents, issues and profits thereafter received by Mortgagor from the Mortgaged Property to Mortgagee and to the extent not paid shall hold such amounts as trust funds for the benefit of Mortgagee and such rents, issues and profits shall be deemed "cash collateral" of Mortgagee under 11 U.S.C., as amended.

    SECTION 2.02  (a) Mortgagee may adjourn from time to time, as permitted by law, any sale to be made by it under or by virtue of this Mortgage by announcement at any time and place appointed for such sale or for such adjourned sale or sales; and Mortgagee, without further notice or publication, except as otherwise provided by any applicable provision of law, may make such sale at the time and place to which the same shall be so adjourned.

      (b) Upon the completion of any sale or sales made by Mortgagee under or by virtue of this Mortgage, Mortgagee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient deed and such other instrument, or instruments, as may be necessary to convey, assign and transfer all estate, right, title and interest in and to the Mortgaged Property and rights sold, but without any covenant or warranty, express or implied, and without any representation, express or implied, as to the existence, or lack thereof, of Hazardous Substances on the Mortgaged Property. Mortgagee is hereby irrevocably appointed the true and lawful attorney of Mortgagor in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Mortgagor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, Mortgagor if so requested by Mortgagee shall ratify and confirm any such sale or sales by executing and delivering to Mortgagee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of Mortgagee, for the purpose, and as may be designated in such request. The receipt of Mortgagee of the Loan Documents, or of the court officer conducting any such sale, for the purchase money paid at any such sale shall be a sufficient discharge therefor to any purchaser of the Mortgaged Property, or any part thereof, sold as aforesaid; and no such purchaser or his representatives, grantees or assigns, after paying such purchase money and receiving such a receipt, shall be bound to see to the application of such purchase money upon or for the purpose of this Mortgage or the Notes or Credit Agreement, or shall be answerable in any manner whatsoever for any loss, misapplication or non-application of any such purchase money or any part thereof, nor shall any such purchaser be bound to inquire as to the necessity or expediency of any such sale. Any such sale or sales made under or by virtue of this Mortgage (whether made under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale) shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the Mortgaged Property so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Mortgagor.

      (c) The purchase money proceeds or avails of any sale made under or by virtue of this Mortgage, together with any other sums which then may be held by Mortgagee under this Mortgage, shall be applied in accordance with Section 3.8 of the Credit Agreement.

      (d) In the event of a sale of the Mortgaged Property, or any part thereof, and the execution of a deed or deeds therefor, the recitals therein of any matters or facts shall be conclusive proof of the truthfulness thereof and of the fact that said sale was regularly and validly made in accordance with all requirements of the laws of the State of Illinois and of this Mortgage; and any such deed or deeds, with such recitals therein, shall be effectual and conclusive against Mortgagor and all other persons; and the receipt for the purchase money recited or contained in any deed executed to the purchaser as aforesaid shall be sufficient discharge to such purchaser from all obligations to see to the proper application of the purchase money according to the trusts aforesaid.

      (e) Upon any sale made under or by virtue of this Mortgage, whether made by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the indebtedness secured hereby, the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage. Mortgagee, upon so acquiring the Mortgaged Property, or any part thereof, shall be entitled to hold, lease, rent, operate, manage and sell the same in any manner provided by applicable laws.

      (f)  In the event of any sale made under or by virtue of this Mortgage (whether made by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), the indebtedness secured hereby if not previously due and payable, and all other sums required to be paid by Mortgagor pursuant to this Mortgage, immediately thereupon shall, anything in the Notes, the Credit Agreement or in this Mortgage to the contrary notwithstanding, become due and payable.

    SECTION 2.03  (a) Upon the occurrence of an Event of Default then, upon written demand of Mortgagee, Mortgagor will pay to Mortgagee the entire indebtedness secured hereby, and after the happening of said Event of Default will also pay to Mortgagee interest at the default rate set forth in the Credit Agreement, and also pay all other sums required to be paid by Mortgagor pursuant to any provision of this Mortgage, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection incurred by Mortgagee hereunder including reasonable compensation to Mortgagee, its agents, attorneys and counsel (including, but not limited to, fees and costs pursuant to 11 U.S.C.). In the event Mortgagor shall fail forthwith to pay such amounts upon such demand, Mortgagee, in its own name, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the amounts so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against Mortgagor and collect, out of the property of Mortgagor wherever situated, as well as out of the Mortgaged Property, in the manner provided by law, the moneys adjudged or decreed to be payable.

      (b) Mortgagee shall, if permitted by law, be entitled to recover judgment as aforesaid either before or after or during the pendency of any proceedings for the foreclosure of the lien and provisions of this Mortgage. The right of Mortgagee to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Mortgage, or the foreclosure of the lien hereof. In the event of a sale of the Mortgaged Property, and of the application of the proceeds of sale to the payment of the indebtedness secured hereby, Mortgagee shall be entitled to enforce payment of, and to receive the entire indebtedness secured hereby and to enforce payment of all charges, payments and costs due under this Mortgage, and shall be entitled to recover judgment for any sums due under the Notes, the Credit Agreement or this Mortgage remaining unpaid, with interest at the default rate set forth in the Credit Agreement. In case there shall be pending proceedings for the bankruptcy or liquidation of assets or for the reorganization of Mortgagor under the Federal bankruptcy laws or any other applicable law, or in case a receiver or mortgagee shall have been appointed for the property of Mortgagor or in case of any other similar judicial proceedings relative to Mortgagor, or to the creditors or property of Mortgagor, Mortgagee shall be entitled and empowered to prove against Mortgagor the whole amount of the indebtedness secured hereby to the full amount thereof, and all other payments, charges and costs due under this Mortgage, without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property, provided, however, that in no event shall Mortgagee receive from the aggregate amount of the proceeds of the sale of the Mortgaged Property and the distribution from the estate of Mortgagor an amount greater than the entire amount secured hereby and such other payments, charges and costs.

      (c) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect in any manner or to any extent, the lien of this Mortgage upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights powers and remedies of Mortgagee shall continue unimpaired as before.

      (d) Any moneys thus collected by Mortgagee under this Section 2.03 shall be applied by Mortgagee in accordance with the provisions of subsection 2.02(c).

    SECTION 2.04  After the occurrence of any Event of Default by Mortgagor under this Mortgage and immediately upon the commencement of any action, suit or other legal proceeding by Mortgagee to obtain judgment for the indebtedness secured hereby and other sums required to be paid by Mortgagor pursuant to any provisions of this Mortgage, or of any other nature in aid of the enforcement of the Notes, Credit Agreement or this Mortgage, Mortgagor waives trial by jury and will enter its voluntary appearance in such action, suit or proceeding. Further, Mortgagor hereby consents to the appointment of a receiver or receivers of the Mortgaged Property or a mortgagee in possession, as mortgagee elects, and of all the earnings, revenues, rents, issues, profits and income thereof. After the occurrence of any Event of Default or upon the commencement of any proceedings to foreclose this Mortgage or to enforce the specific performance hereof or in aid thereof or upon the commencement of any other judicial proceeding to enforce any right of Mortgagee hereunder, Mortgagee shall be entitled, as a matter of right, if it shall so elect, without the giving of notice to any other party and without regard to the adequacy or inadequacy of any security for the indebtedness secured hereby, forthwith either before or after declaring the entire indebtedness secured hereby to be due and payable:

      (i)  To the appointment of such a receiver or receivers or to the appointment of Mortgagee as mortgagee in possession (without the necessity of Mortgagee posting a bond). Such receiver, or Mortgagee or its employees, may enter upon, possess, manage, operate, dispose of, and contract to dispose of the Mortgaged Property or any part thereof; take custody of all accounts; negotiate with governmental authorities with respect to the Mortgaged Property's environmental compliance and remedial measures; take any action necessary to enforce compliance with any Act, including but not limited to spending rents to abate the problem; make, terminate, enforce or modify leases of the Mortgaged Property upon such terms and conditions as Mortgagee deems proper; contract for goods and services, hire agents, employees, and counsel, make repairs, alterations, and improvements to the Mortgaged Property necessary, in Mortgagee's judgment, to protect or enhance the security hereof; incur the risks and obligations ordinarily incurred by owners of property (without any personal obligation on the part of the receiver); and/or take any and all other actions which may be necessary or desirable to comply with Mortgagor's obligations hereunder and under the Notes and Credit Agreement. All sums realized by Mortgagee under this subparagraph, less all costs and expenses incurred by it under this subparagraph, including attorneys' fees, and less such sums as Mortgagee deems appropriate as a reserve to meet future expenses under the subparagraph, shall be applied on any indebtedness secured hereby as provided in Section 3.8 of the Credit Agreement. Neither application of said sums to said indebtedness, nor any other action taken by Mortgagee under this subparagraph shall cure or waive any Event of Default or notice of default hereunder, or nullify the effect of any such notice of default. Mortgagee, or any employee or agent of Mortgagee, or a receiver may take any action or proceeding hereunder without regard to (a) the adequacy of the security for the indebtedness secured hereunder, (b) the existence of a declaration that the indebtedness secured hereby has been declared immediately due and payable, or (c) the filing or serving of a notice of default. Mortgagee shall be liable to account only for such rents, income and other benefits actually received by Mortgagee, whether received pursuant to this Section 2.04 or otherwise. Notwithstanding the appointment of any receiver or other custodian, Mortgagee shall be entitled as pledgee to the possession and control of any cash, deposits or instruments at the time held by, or payable or deliverable under the terms of this Mortgage to Mortgagee.

      (ii) With or without notice, and without releasing Mortgagor from any obligation hereunder, to cure any Event of Default of Mortgagor and, in connection therewith, Mortgagee or its agents, acting by themselves as mortgagee in possession or through a receiver, may enter upon the Mortgaged Property or any part thereof and perform such acts and things as Mortgagee deems necessary or desirable to inspect, investigate, assess, and protect the security hereof, including without limitation of any of its other rights: (a) to obtain a court order to enforce Mortgagee's right to enter and inspect the Mortgaged Property to which the decision of Mortgagee as to whether there exists a release or threatened release of a Hazardous Substances onto the Mortgaged Property shall be deemed reasonable and conclusive as between the parties hereto; and (b) to have a receiver appointed to enforce Mortgagee's right to enter and inspect the Mortgaged Property for Hazardous Substances. In connection with Mortgagee's exercise of its rights under this Section 2.04, all costs and expenses incurred by Mortgagee with respect to the audits, tests, inspections, and examinations which Mortgagee or its agents or employees may conduct, including the fees of the engineers, laboratories, contractors, consultants, and attorneys, shall be paid by Mortgagor. All costs and expenses incurred by Mortgagee pursuant to this subparagraph (including without limitation court costs, consultant fees and attorneys' fees, whether incurred in litigation or not and whether before or after judgment) shall bear interest at the default rate set forth in the Credit Agreement from the date they are incurred until said sums have been paid.

      (iii) To seek a judgment that Mortgagor has breached its covenants, representations and/or warranties with respect to the environmental matters set forth in the Credit Agreement, by commencing and maintaining an action or actions in any court of competent jurisdiction for breach of contract, whether commenced prior to or after foreclosure of the Mortgaged Property, and to seek the recovery of any and all costs, damages, expenses, fees, penalties, fines, judgments, indemnification payments to third parties, and other out-of-pocket costs or expenses actually incurred by Mortgagee (collectively, the "Environmental Costs") incurred or advanced by Mortgagee relating to the Remediation or other response action required by any Act or to which Mortgagee believes reasonably necessary to protect the Mortgaged Property. All Environmental Costs incurred by Mortgagee under this subparagraph (including without limitation court costs, consultant fees and attorneys' fees, including, without limitation, fees incurred pursuant to 11 U.S.C., whether incurred in litigation or not and whether before or after judgment) shall bear interest at the default rate set forth in the Credit Agreement from the date of expenditure until said sums have been paid. Mortgagee shall be entitled to bid, at the sale of the Mortgaged Property, the amount of said costs, expenses and interest in addition to the amount of the other obligations hereby secured as a credit bid, the equivalent of cash.

      Mortgagor acknowledges and agrees that notwithstanding any term or provision contained herein or in the Loan Documents (as defined in the Credit Agreement), the Environmental Costs shall be exceptions to any nonrecourse or exculpatory provision contained herein or in the Loan Documents, and Mortgagor shall be fully and personally liable for the Environmental Costs hereunder, and such liability shall not be limited to the original principal amount of the obligations secured by this Mortgage, and Mortgagor's obligations shall survive the foreclosure, deed in lieu of foreclosure, release, reconveyance, or any other transfer of the Mortgaged Property or this Mortgage. For the purposes of any action brought under this subparagraph, Mortgagor hereby waives the defense of laches and any applicable statute of limitations.

      (iv) To waive its lien against the Mortgaged Property or any portion thereof, whether fixtures or personal property, to the extent such property is found to be environmentally impaired and to exercise any and all rights and remedies of an unsecured creditor against Mortgagor and all of Mortgagor's assets and property for the recovery of any deficiency and Environmental Costs, including, but not limited to, seeking an attachment order. Mortgagor acknowledges and agrees that notwithstanding any term or provision contained herein or in the Loan Documents, all judgments and awards entered against Mortgagor shall be exceptions to any nonrecourse or exculpatory provision of the Loan Documents or contained herein, and Mortgagor shall be fully and personally liable for all judgments and awards entered against Mortgagor hereunder and such liability shall not be limited to the original principal amount of the obligations secured by this Mortgage and Mortgagor's obligations shall survive the foreclosure, deed in lieu of foreclosure, release, reconveyance, or any other transfer of the Mortgaged Property or this Mortgage. For the purposes of any action brought under this subparagraph, Mortgagor hereby waives the defense of laches and any applicable statute of limitations.

      (v) Nothing contained herein shall be construed to limit any and all rights that Mortgagee has at law or pursuant hereto.

    SECTION 2.05  No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of Mortgagee to exercise any right or power occurring upon the Event of Default shall impair any such right or power or shall be construed to be a waiver thereof or an acquiescence therein; and every power and remedy given by this Mortgage to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee. Nothing in this Mortgage or in the Notes or Credit Agreement shall affect the obligation of

Mortgagor to pay the principal and interest on the Notes and all sums due under the Credit Agreement in the manner and at the time and place therein respectively expressed.

    SECTION 2.06  To the extent permitted by law, Mortgagor will not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of, any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Mortgage; nor claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the marshalling of the Mortgaged Property, or any part thereof, prior or subsequent to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction; and Mortgagor hereby expressly waives all benefit or advantage of any such law or laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Mortgagee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. Mortgagor hereby waives the right to require any sale to be made in parcels, or the right to select parcels to be so sold, and there shall be no requirement for marshalling of assets. Mortgagor hereby further waives any rights it may have under applicable law relating to the prohibition of the obtaining of a deficiency judgment by Mortgagee against Mortgagor. Mortgagor acknowledges that the transaction of which this Mortgage is a part is a transaction which does not include either agricultural real estate (as defined in Section 15-1201 of the Illinois Mortgage Foreclosure Law (Chapter 110, Sections 15-1101 et seq., Illinois Revised Statutes) (herein called the "Illinois Act")) or residential real estate (as defined in Section 15-1219 of the Illinois Act), and to the full extent permitted by law, hereby voluntarily and knowingly waives its rights to reinstatement and redemption as allowed under Section 15-1601(b) of the Illinois Act.

    SECTION 2.07  Intentionally Deleted.

    SECTION 2.08  Without affecting the personal liability of any person, firm, corporation, or other entity, including Mortgagor (other than any person released pursuant hereto), for the payment of the indebtedness secured hereby, and without affecting the lien of this Mortgage for the full amount of the indebtedness remaining unpaid upon any property not reconveyed pursuant hereto, Mortgagee is authorized and empowered as follows: Mortgagee may, at any time and from time to time, either before or after the maturity of the Notes or the expiration of the Credit Agreement and without notice: (a) release any person liable for the payment of any of the indebtedness, (b) make any agreement extending the time or otherwise altering the terms of payment of any of the indebtedness, (c) accept additional security therefor of any kind, (d) release any property, real or personal, securing the indebtedness. Mortgagee may, without liability therefor and without notice, at any time and from time to time so long as the lien or charge hereof shall subsist: (a) consent to the making of any map or plat of the Land, (b) join in granting any easement thereon or in creating any covenants restricting use or occupancy thereof, (c) reconvey, without warranty, any part of the Mortgaged Property, (d) join in any extension agreement or in any agreement subordinating the lien or charge hereof.

    SECTION 2.09  This Mortgage constitutes a Security Agreement under the laws of the State of Illinois so that Mortgagee shall have and may endorse a security interest in any or all of the Mortgaged Property which may or might now or hereafter be or be deemed to be personal property, fixtures or property other than real estate (collectively, "Personal Property") and Mortgagor agrees to execute, as debtor, such financing statement or statements as Mortgagee may now or hereafter reasonably request in order that such security interest or interests may be perfected pursuant to such laws. This Mortgage further constitutes a fixture filing under Sections 9-334 and 9-502 of the Illinois Uniform Commercial Code, as amended or recodified from time to time; provided, however that the execution and/or filing hereof does not imply that the items of Personal Property included in the Mortgaged Property are or are to become fixtures. The filing hereof as a fixture filing is intended to protect the parties from unwarranted assertions by third parties.

    Notwithstanding any release of any or all of the property included in the Premises which is deemed "real property", any proceedings to foreclose this Mortgage, or its satisfaction of record, the terms hereof shall survive as a security agreement with respect to the security interest created hereby and referred to above until the repayment or satisfaction in full of the obligations of Mortgagor as are now or hereafter evidenced by the Notes and Credit Agreement.

    SECTION 2.10  During the continuance of any Event of Default, Mortgagee shall have all of the rights and remedies of a secured party under the Uniform Commercial Code (the "Code") of the State of Illinois, and specifically the right to direct notice and collections of any obligation owing to Mortgagor by any lessee. In addition to its rights to foreclose this Mortgage, Mortgagee shall have the right to sell the Personal Property or any part thereof, or any further, or additional, or substituted Personal Property, at one or more times, and from time to time, at public sale or sales or at private sale or sales, on such terms as to cash or credit, or partly for cash and partly on credit, as Mortgagee may deem proper. Mortgagee shall have the right to become the purchaser at any such public sale or sales, free and clear of any and all claims, rights of equity of redemption in Mortgagor, all of which are hereby waived and released. Mortgagor shall not be credited with the amount of any part of such purchase price, unless, until and only to the extent that such payment is actually received in cash. Notice of public sale, if given, shall be sufficiently given, for all purposes, if published as required by the Code. The net proceeds of any sale of the Personal Property which may remain after the deduction of all costs, fees and expenses incurred in connection therewith, including, but not limited to, all advertising expenses, broker's or brokerage commissions, documentary stamps, recording fees, foreclosure costs, stamp taxes and counsel fees, shall be credited by Mortgagee against the liabilities, obligations and indebtedness of Mortgagor to Mortgagee secured by this Mortgage and evidenced by the Notes or the Credit Agreement. Any portion of the Personal Property which may remain unsold after the full payment, satisfaction and discharge of all of the liabilities, obligations and indebtedness of Mortgagor to Mortgagee shall be returned to the respective parties which delivered the same to Mortgagee. If at any time Mortgagor or any other party shall become entitled to the return of any of the Personal Property hereunder, any transfer or assignment thereof by Mortgagee shall be, and shall recite that the same is, made wholly without representation or warranty whatsoever by, or recourse whatsoever against Mortgagee.

    SECTION 2.11  From the date of its recording, this Mortgage shall be effective as a fixture financing statement with respect to all goods constituting part of the Mortgaged Property which are to are to become fixtures related to the real estate described herein. For this purpose, the following information is set forth:

  (a)
  Name and Address of Mortgagor:

  3Com Corporation
  5400 Bayfront Plaza
  Santa Clara, California 95052
  Attn: Real Estate Manager, Americas

  (b)
  Name and Address of Mortgagee:

  BANK OF AMERICA, N.A.
  55 South Lake Avenue
  Pasadena, California 91101
  Attn: Business Credit
  Account Executive

  (c)
  This document covers good which are or are to become fixtures.

    SECTION 2.12  Intentionally Deleted.

    SECTION 2.13  If Mortgagee shall have proceeded to enforce any right or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings have been discontinued or abandoned for any reason, or such proceedings shall have resulted in a final determination adverse to Mortgagee, then and in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceedings had occurred or had been taken.

    SECTION 2.14  All rights, remedies and powers provided by Sections 2.01-2.13, 3.09 & 3.10 hereof may be exercised and any waivers by Mortgagor set forth in such Sections shall be enforceable only to the extent that the exercise thereof or waiver by Mortgagor does not violate any applicable provision of law in the jurisdiction in which the Premises are located, and all such provisions are intended to be subject to all applicable provisions of law which may be controlling in such jurisdiction and to be limited to the extent necessary so that they will not render this Mortgage invalid, illegal or unenforceable under the provisions of any applicable law.

ARTICLE III

MISCELLANEOUS

    SECTION 3.01  Mortgagor acknowledges and agrees that this Mortgage secures, inter alia, the entire principal amount of the Notes and the Credit Agreement and interest accrued thereon, regardless of whether any or all of the loan proceeds are disbursed on or after the date hereof, and regardless of whether the outstanding principal is repaid in part, and all future advances made at a later date, as well as any amounts owed to Mortgagee pursuant to this Mortgage and any other amounts as provided herein or in any of the other Loan Documents (as defined in the Credit Agreement), including without limitation the payment of any and all loan commissions, service charges, liquidated damages, expenses and advances due to or paid or incurred by Mortgagee in connection with the Loan Documents, all in accordance with the application and loan commitment issued in connection with this transaction and the Loan Documents. Under no circumstances, however, shall the total indebtedness exceed five (5) times the original principal amount of the Notes and the Credit Agreement.

    SECTION 3.02  (a) In the event that any provision in this Mortgage shall be inconsistent with any provisions of the Illinois Act, the Illinois Act shall take precedence over the provisions of this Mortgage, but the Illinois Act shall not invalidate or render unenforceable any other provision of this Mortgage that can be construed in a manner consistent with the Illinois Act.

      (b) If any provision of this Mortgage shall grant to Mortgagee any rights or remedies upon default of Mortgagor which are more limited than the rights that would otherwise be vested in Mortgagee under the Illinois Act in the absence of said provision, Mortgagee shall be vested with the rights granted in the Illinois Act to the full extent permitted by law.

      (c) Without limiting the generality of the foregoing, all expenses incurred by Mortgagee to the extent reimbursable under Section 15-1510 and 15-1512 of the Illinois Act, whether incurred before or after any decree or judgment of foreclosure shall be added to the indebtedness hereby secured or by the judgment of foreclosure.

    SECTION 3.03  In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Mortgage, but this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

    SECTION 3.04  All notices or demands by any party relating to this Mortgage or any other agreement entered into in connection herewith shall be sent in the form and manner set forth in the Credit Agreement.

    SECTION 3.05  Whenever in this Mortgage the giving of notice by mail or otherwise is required, the giving of such notice may be waived in writing by the person or persons entitled to receive such notice.

    SECTION 3.06  All of the grants, covenants, terms, obligations, provisions and conditions herein contained shall run with the land and shall apply to, bind and inure to the benefit of, the successors and assigns of Mortgagor and Mortgagee.

    SECTION 3.07  Intentionally Deleted.

    SECTION 3.08  It shall be lawful for Mortgagee, at its election, upon the occurrence of an Event of Default, to sue out forthwith a complaint in foreclosure upon this Mortgage and to proceed thereon to judgment and execution for the recovery of all sums payable by Mortgagor pursuant to the terms of this Mortgage without further stay, any law, usage or custom to the contrary notwithstanding.

    SECTION 3.09  Notwithstanding the appointment of any receiver, liquidator or trustee of Mortgagor, or of any of its property, or of the Mortgaged Property, or any part thereof, Mortgagee shall be entitled to retain possession and control of all property now or hereafter held under this Mortgage.

    SECTION 3.10  Intentionally Deleted.

    SECTION 3.11  Mortgagor hereby waives and relinquishes unto, and in favor of Mortgagee, all benefit under all laws, now in effect or hereafter passed, to relieve Mortgagor in any manner from the obligations assumed and the obligation for which this Mortgage is security or to reduce the amount of the said obligation to any greater extent than the amount actually paid for the Mortgaged Property, in any judicial proceedings upon the said obligation, or upon this Mortgage.

    SECTION 3.12  Neither Mortgagor nor any other person now or hereafter obligated for payment for all or any part of the indebtedness secured hereby shall be relieved of such obligation by reason of the failure of Mortgagee to comply with any request of Mortgagor or of any other person so obligated to take action to foreclose on this Mortgage or otherwise enforce any provisions hereof or of the Notes or under the Credit Agreement or by reason of the release, regardless of consideration, of all or any part of the security held for the indebtedness secured hereby, or by reason of any agreement of stipulation between any subsequent owner of the Mortgaged Property and Mortgagee extending the time of payment or modifying the terms hereof without first having obtained the consent of Mortgagor or such other person; and in the latter event Mortgagor and all other such persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by Mortgagee.

    SECTION 3.13  By accepting or approving anything required to be observed, performed or fulfilled or to be given to Mortgagee pursuant to this Mortgage, including (but not limited to) any certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, Mortgagee shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by Mortgagee.

    SECTION 3.14  No offset or claim which Mortgagor now or may in the future have against Mortgagee shall relieve Mortgagor from paying installments or performing any other obligation herein or secured hereby.

    SECTION 3.15  Intentionally Deleted.

    SECTION 3.16  Intentionally Deleted.

    SECTION 3.17  EXCEPT AS OTHERWISE PROVIDED IN SECTIONS 2.09 AND 2.10 HEREOF, THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS GRANTED BY THIS MORTGAGE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS AND IN ALL OTHER RESPECTS THIS MORTGAGE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

    SECTION 3.18  Time is of the essence of all Mortgagor's obligations hereunder.

    SECTION 3.19  Simultaneously with, and in addition to, the execution of this Mortgage, Mortgagor, and/or related or affiliated entities of Mortgagor, has executed and delivered as security for the Notes and Credit Agreement a mortgage or deed of trust on parcels of property which may or may not be outside the boundaries of this county. Upon the occurrence of an Event of Default under (as defined in) any one of such other mortgages or deeds of trust, including this mortgage, such Event of Default shall be an Event of Default under each and every one of such mortgages and deeds of trust, including this Mortgage. Thereafter, Mortgagee may proceed against any or all of the property comprising security under such mortgage or deed of trust, including this mortgage, or against any other security for the Notes and the Credit Agreement in such order as Mortgagee, in its sole and absolute discretion may determine. Mortgagor hereby waives, to the extent permitted by applicable law, the benefit of any statute or decision relating to the marshalling of assets which is contrary to the foregoing. Mortgagee shall not be compelled to release or be prevented from foreclosing this instrument or any other instrument securing the Notes and/or the Credit Agreement unless all indebtedness evidenced by the Notes and/or the Credit Agreement and all items hereby secured shall have been paid in full and Mortgagee shall not be required to accept any part or parts of any property securing the Notes and the Credit Agreement, as distinguished from the entire whole thereof, as payment of or upon the Notes and/or the Credit Agreement to the extent of the value of such part or parts, and shall not be compelled to accept or allow any apportionment of the indebtedness evidenced by the Notes and/or the Credit Agreement to or among any separate parts of said property.

    Notwithstanding the foregoing or any other provisions hereof to the contrary, Mortgagor shall have the right to require that Mortgagee release and reconvey this mortgage and all right, title and interest in and to the Mortgaged Property by paying to Mortgagee the applicable Minimum Price or repayment in full of the Term Loan in accordance with the provisions of Section 3.4 of the Credit Agreement.

    IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be executed as of the day and year first above written.

"MORTGAGOR" 3COM CORPORATION, a Delaware corporation
By:

(Seal)

ATTEST

Officer

STATE OF	)
	)	ss.
COUNTY OF	)

    I,            , a notary public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that            , who are personally known to me are the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that they signed and delivered the said instrument pursuant to authority, as their free and voluntary act, for the uses and purposes therein set forth.

    GIVEN under my hand and notarial seal this      day of            , 2001.

Notary Public
My Commission Expires:

EXHIBIT A

LEGAL DESCRIPTION:

LOT1 IN AM CENTRAL ROAD MULTIGRAPHICS RESUBDIVISION, BEING A RESUBDIVISION OF THE WEST HALF OF THE SOUTHWEST QUARTER OF SECTION 33, TOWNSHIP 42 NORTH, RANGE 11 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREFORE RECORDED NOVEMBER 7, 1984 AS DOCUMENT NO. 27327775, EXCEPTING THEREFROM THAT PART OF THE LAND CONVEYED TO THE VILLAGE OF MOUNT PROSPECT BY INSTRUMENT RECORDED OCTOBER 6, 1998 AS DOCUMENT NO. 98893818, IN COOK COUNTY, ILLINOIS.

THE STREET ADDRESS OF THE LAND IS                                    .

THE PROPERTY IDENTIFICATION NUMBERS OF THE PREMISES ARE                                    .

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  Exhibit 10.19
ARTICLE II EVENTS OF DEFAULT AND REMEDIES
EXHIBIT A